SHARE PURCHASE AGREEMENT

                                      AMONG

                         CHINA ORGANIC AGRICULTURE, INC.

                                       AND

                                THE SHAREHOLDERS
                                       OF

                        DALIAN. HUIMING INDUSTRY LIMITED

                                   DATED AS OF

                                September 29 2008

--------------------------------------------------------------------------------

                         INDEX OF SCHEDULES AND EXHIBITS

Exhibits:

A. Certain Definitions

Schedules:

1.    Shareholders of Dalian Huiming Industry Ltd.

2.    Dalian Huiming Industry Ltd. Disclosure Schedule

--------------------------------------------------------------------------------

                            SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the "Agreement") dated as of September 29, 2008, is entered into by and among China Organic Agriculture, Inc., a Florida corporation ("CNOA" or the "Buyer"), and Peng Huang, Xinbo Huang, and Reilong Group, the shareholders of Dalian Huiming Industry Ltd. ("FTZ") (each, a "Shareholder" and, collectively, the "Shareholders").

                                    RECITALS

A. Each of the Shareholders owns the percentage of the outstanding capital stock of FTZ (the "Shares") set forth opposite each Shareholder's name on Schedule 1, which collectively constitute 100% of the outstanding capital stock of FTZ.

B. CNOA has entered an agreement to purchase 60% of Dalian Huiming Industry Ltd in exchange for cash consideration in the aggregate principal amount of $10,600,000 USD all on the terms and subject to the conditions set forth in this Agreement (the "Purchase").

C. As a result of the Purchase, CNOA will become a 60% shareholder of FTZ

D. Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                    AGREEMENT

In consideration of the agreements, provisions and covenants set forth below, CNOA, and the Shareholders and FTZ, hereby agree as follows:

                                   ARTICLE I.
                               PURCHASE OF SHARES

1.1   AGREEMENT TO SELL.

Upon the terms and subject to all of the conditions contained herein, each of the Shareholders hereby agrees to sell, assign, transfer and deliver to CNOA 60% of the shares of FTZ owned by such Shareholder, and CNOA hereby agrees to purchase and accept from each of the Shareholders on the Closing Date, 60% of the shares of the shares of FTZ owned by such shareholder. (The shares being acquired are referred to hereinafter as the "Purchased Shares").

1.2   PURCHASE PRICE.

As full consideration for the sale, assignment, transfer and delivery of the Purchased Shares by the Shareholders to CNOA, and upon the terms and subject to all of the conditions contained herein, CNOA shall pay the Shareholders an aggregate of $10,600,000 USD (the "Purchase Price"). The amount to be paid to each Shareholder is set forth on Schedule I.

1.3   MECHANICS OF EXCHANGE.

(a) At the Closing, each Shareholder shall surrender the certificate or certificates that immediately prior to the Closing represented the portion of the Purchased Shares owned by such Shareholder (the "Certificates") to the exchange agent designated by CNOA, duly executed by such Shareholder for transfer to CNOA, in exchange for cash.

(b) At the Closing CNOA shall deliver, or cause to be delivered, to each Shareholder cash representing such portion of the Purchase Price due such Shareholder.

1.4   CLOSING.

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place in Jilin Province Songyuan City Ermapao Green Rice Limited, East Ping Feng Xiang Zheng Fu, Qian Guo District, Songyuan City, Jilin Province, P.R. China. 131108 on such date as is designated by CNOA on no less than three days notice to the Shareholdersbut in no event later than October 31, 2008, (the "Closing Date"); provided, however, that if all of the conditions set forth in Articles VI and VII hereof are not satisfied or waived as of such date, unless this agreement has been terminated under Section 9 hereof, the Closing Date shall be the business day following the day on which all such conditions have been satisfied or waived, or at such other date, time and place as CNOAand the Shareholders shall agree, but in no event later than December 31, 2008.

1.5   REQUIRED DOCUMENTS; COVENANT OF FURTHER ASSURANCE.

All certificates, instruments, agreements, consents, approvals and other documents required by Article 8 as conditions to the Closing, and all appropriate receipts, will be delivered to and by the Buyer and the Shareholders at the Closing. The Shareholders, at any time and from time to time after the Closing Date upon reasonable request of the Buyer, will execute, acknowledge and deliver all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and instruments of conveyance and assignment and take such other action as the Buyer may reasonably request to transfer to and vest in the Buyer, and to put the Buyer in possession of, all of the Shares and all of the assets of FTZ in accordance with the term of this Agreement.

                                   ARTICLE II.
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Except as set forth in the Disclosure Schedule attached hereto provided by FTZ (the "FTZ Disclosure Schedule"), the parts of which are numbered to correspond to the section numbers of this Agreement, each of the Shareholders, jointly and severally, represents and warrants to CNOA as follows:

2.1   ORGANIZATION AND QUALIFICATION.

FTZ is duly incorporated, validly and in good standing existing under the laws of China, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement and to carry out the provisions hereof, except for such failures to be in good standing or to have such governmental licenses, authorizations, consents and approvals as will not, in the aggregate, either (i) have a Material Adverse Effect on FTZ, or (ii) impair the ability of the Shareholders to perform their material obligations under this Agreement. FTZ is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased requires such qualification, licensing or domestication, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect on FTZ. Set forth on Part
2.1 of the FTZ Disclosure Schedule is a list of those jurisdictions in which FTZ presently conducts its business, owns, holds and operates its properties and assets. Set forth as Part 2.2 of the FTZ Disclosure Schedule is the number of Shares of FTZ owned by each Shareholder.

2.2   SUBSIDIARIES.

FTZ does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. FTZ does not have any direct or indirect interests of stock ownership or otherwise in any corporation, partnership, joint venture, firm, association or business enterprise, and is not party to any agreement to acquire such an interest.

2.3   ARTICLES OF INCORPORATION AND BYLAWS.

The copies of the Articles of Incorporation and bylaws of FTZ (collectively, the "Organizational Documents") that have been delivered to CNOA prior to the execution of this Agreement are true and complete and have not been amended or repealed. FTZ is not in violation or breach of any of the provisions of the Organizational Documents, except for such violations or breaches which, in the aggregate, will not have a Material Adverse Effect on FTZ.

2.4   AUTHORIZATION AND VALIDITY OF THIS AGREEMENT.

This Agreement and each of the Transactional Documents constitute the legal, valid and binding obligation of each Shareholder and FTZ, enforceable against each such person or entity in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditor's rights generally. Each of the Shareholders and FTZ has all requisite legal capacity to execute and deliver this Agreement and the Transactional Documents to which he, she or it is a party, and to perform its, his or her obligations hereunder and thereunder. The execution and delivery by FTZ and each Shareholder of this Agreement and the Transactional Documents (to the extent either is a party thereto), and the consummation of the transactions contemplated herein and therein (the "Transactions") have been authorized by all necessary corporate or other action on the part of FTZ and each of the Shareholders. This Agreement and all other Transactional Documents have been duly executed and delivered by each of the Shareholders and FTZ.

2.5   NO VIOLATION.

Neither the execution nor delivery of this Agreement or the Transactional Documents, nor the consummation or performance of any of the Transactions by FTZ or the Shareholders will directly or indirectly:

(a) violate or conflict with any provision of the Organizational Documents of FTZ; (b) result in (with or without notice or lapse of time) a violation or breach of, or conflict with or constitute a default under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or require notice under, any agreement, promissory note, lease, instrument or arrangement to which FTZ or any of its assets are bound or result in the creation of any Liens upon FTZ or any of its assets; (c) violate any order, writ, judgment, injunction, ruling, award or decree of any Governmental Body; ("Governmental Body"); (d) violate any statute, law or regulation of any jurisdiction that relates to the Shareholders, FTZ or any of the assets of FTZ; (e) result in the cancellation, modification, revocation or suspension of any permits, licenses, registrations, consents, approvals, authorizations or certificates issued or granted by any Governmental Body which are held by or granted to the Shareholders or FTZ, or which are necessary for the conduct of FTZ's business; or (f) to the knowledge of FTZ or any of the Shareholders, cause FTZ to become subject to, or to become liable for the payment of, any Tax (as hereinafter defined) or cause any of the assets owned by FTZ to be reassessed or revalued by any taxing authority or other Governmental Body.

None of FTZ or the Shareholders is or will be required to give any notice to or obtain any approval, consent, ratification, waiver or other authorization (a "Consent") from any person or entity (including, without limitation, any Governmental Body) in connection with (i) the execution and delivery of this Agreement or any of the Transactional Documents, or (ii) the consummation or performance of any of the Transactions.

2.6   CAPITALIZATION AND RELATED MATTERS.

(a) Capitalization. The registered capital amount of FTZ is USD$1,865,040, which equals 100% ownership percentage of FTZ. Except as set forth in the preceding sentence, no other class of capital stock or other security of FTZ is authorized, issued, reserved for issuance or outstanding. The Shareholders, as of the Closing Date, are the lawful, record and beneficial owners of the FTZ Ownership Stock set forth opposite each Seller's name on Schedule 1 attached hereto. Peng Huang, Xinbo Huang, and Reilong Group, as of the Closing Date, are the lawful, record and beneficial owners of the total ownership interest of FTZ. The Shareholders have, as of the date hereof and as of the Closing Date, valid and marketable title to their respective ownership interest of FTZ, free and clear of all Liens (including, without limitation, any claims of spouses under applicable community property laws) and are the lawful, record and beneficial owners of all of the Shares. Except as is issued to and held by the Shareholders or FTZ, no other class of capital stock or other security of FTZ, as applicable, is authorized, issued, reserved for issuance or outstanding. At the Closing, CNOA will be vested with good and marketable title to the ownership of the Shares to be transferred by each Shareholder, free and clear of all Liens (including, without limitation, any claims of spouses under applicable community property laws) and such Shares, in the aggregate, will represent 60% of the then issued and outstanding shares of FTZ. No legend or other reference to any purported Lien appears upon any certificate representing the Shares. Each of the Shares has been duly authorized and validly issued and is fully paid and nonassessable. None of the outstanding capital or other securities of FTZ was issued, redeemed or repurchased in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other securities or "blue sky" laws.

(b) No Redemption Requirements. There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which FTZ or any of the Shareholders is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of FTZ. There are no outstanding contractual obligations (contingent or otherwise) of FTZ to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, FTZ or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

2.7   COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.

Except as would not have a Material Adverse Effect, the business and operations of FTZ have been and are being conducted in accordance with all applicable foreign, federal, provincial and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. There are no permits, bonuses, registrations, consents, approvals, authorizations, certificates, or any waiver of the foregoing, which are required to be issued or granted by a Governmental Body for the conduct of the business of FTZ as presently conducted (the "Business") or the ownership of the assets of FTZ. Except as would not have a Material Adverse Effect, FTZ is not, and has not received notice alleging that it is, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which FTZ is a party or by which any of FTZ's properties, assets or rights are bound or affected. To the knowledge of FTZ, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which FTZ is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. FTZ is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of FTZ, any event or circumstance relating to FTZ that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits FTZ from entering into this Agreement and the Transactional Documents or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement, the Transactional Documents or the consummation of the Transactions contemplated hereby or thereby.

2.8   CERTAIN PROCEEDINGS.

There is no outstanding or pending proceeding that has been commenced against or involving FTZ or any of its assets and, to the knowledge of FTZ and the Shareholders, no matters of the foregoing nature are contemplated or threatened. None of FTZ or the Shareholders have been charged with, and none are threatened with or subject to, any investigation with respect to, any allegation concerning any violation of any provision of any federal, provincial, local or foreign law, regulation, ordinance, order or administrative ruling, and neither FTZ or either of the Shareholders is in default with respect to any order, writ, injunction or decree of any Governmental Body.

2.9   NO BROKERS OR FINDERS.

None of FTZ, the Shareholders, or any officer, director, independent contractor, consultant, agent or employee of FTZ has agreed to pay, or has taken any action that will result in any person or entity becoming obligated to pay or entitled to receive, any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the Transactions. FTZ and the Shareholders shall jointly and severally indemnify and hold CNOA harmless against any liability or expense arising out of, or in connection with, any such claim.

2.10  TITLE TO AND CONDITION OF PROPERTIES.

FTZ has good, valid and marketable title to all of its properties and assets (whether real, personal or mixed, and whether tangible or intangible) reflected as owned in its books and records, free and clear of all Liens. FTZ owns or holds under valid leases or other rights to use all real property, plants, machinery, equipment and all assets necessary for the conduct of its business as presently conducted, except where the failure to own or hold such property, plants, machinery, equipment and assets would not have a Material Adverse Effect on FTZ. No Person other than FTZ owns or has any right to the use or possession of the assets used in FTZ's business. The material buildings, plants, machinery and equipment necessary for the conduct of the business of FTZ as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put or would be put in the Ordinary Course of Business, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

2.11  CHANGES.

FTZ has not, since the Balance Sheet Date:

(a) Ordinary Course of Business. Conducted its business or entered into any transaction other than in the Ordinary Course of Business, except for this Agreement.

(b) Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects which would have a Material Adverse Effect;

(c) Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the Ordinary Course of Business;

(d) Compensation and Bonuses. Made any payments of any bonuses or compensation other than regular salary payments, or increase in the salaries, or payment on any of its debts in the Ordinary Course of Business, to any of its shareholders, directors, officers, employees, independent contractors or consultants or entered into any employment, severance, or similar contract with any director, officer, or employee, independent contractor or consultant; adopted, or increased the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

(e) Liens. Created or permitted to exist any Lien on any of its properties or assets other than Permitted Liens;

(f) Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise; changed its authorized or issued capital stock; granted any stock option or right to purchase shares of its capital stock; issued any security convertible into any of its capital stock; granted any registration rights with respect to shares of its capital stock; purchased, redeemed, retired, or otherwise acquired any shares of its capital stock; declared or paid any dividend or other distribution or payment in respect of shares of capital stock of any other entity;

(g) Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its shareholders;

(h) Material Contracts. Terminated or modified any of its Material Contracts except for termination upon expiration in accordance with the terms of such agreements, a description of which is included in the FTZ's Disclosure Schedule;

(i) Claims. Released, waived or cancelled any claims or rights relating to or affecting FTZ in excess of $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of $10,000 in the aggregate;

(j) Discharged Liabilities. Paid, discharged, cancelled, waived or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the Ordinary Course of Business;

(k) Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness or commit to any endeavor involving a commitment in excess of $10,000 in the aggregate, other than contractual obligations incurred in the Ordinary Course of Business;

(l) Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

(m) Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(n) Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

(o) Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

2.12  MATERIAL CONTRACTS.

FTZ has delivered to CNOA, prior to the date of this Agreement, true, correct and complete copies of each of its Material Contracts. The Material Contracts of FTZ are valid and binding agreements of FTZ, as applicable, and are in full force and effect and are enforceable in accordance with their terms. Except as would not have a Material Adverse Effect on FTZ, FTZ is not in breach or default of any of its Material Contracts and, to the knowledge of FTZ, no other party to any of its Material Contracts is in breach or default thereof. Except as would not have a Material Adverse Effect on FTZ, no event has occurred or circumstance has existed that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any of its Material Contracts or (b) permit FTZ or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any of its Material Contracts. FTZ has not received any notice and neither FTZ nor the Shareholders has any knowledge of any pending or threatened cancellation, revocation or termination of any of its Material Contracts, and there are no renegotiations of, or attempts to renegotiate any of the Material Contracts.

2.13  TAX RETURNS AND AUDITS.

(a) Tax Returns. (i) All material Tax Returns required to be filed by or on behalf of FTZ have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects;
(ii) all Taxes of FTZ required to have been paid (whether or not reflected on any Tax Return) have been fully and timely paid, except those Taxes which are presently being contested in good faith or for which an adequate reserve for the payment of such Taxes has been established on FTZ Balance Sheet; (iii) no waivers of statutes of limitation have been given or requested with respect to FTZ in connection with any Tax Returns covering FTZ or with respect to any Taxes payable by it; (iv) no Governmental Body in a jurisdiction where FTZ does not file Tax Returns has made a claim, assertion or threat to FTZ that FTZ is or may be subject to taxation by such jurisdiction; (v) FTZ has duly and timely collected or withheld, paid over and reported to the appropriate Governmental Body all amounts required to be so collected or withheld for all periods under all applicable laws; (vi) there are no Liens with respect to Taxes on the property or assets of FTZ other than Permitted Liens; (vii) there are no Tax rulings, requests for rulings, or closing agreements relating to FTZ for any period (or portion of a period) that would affect any period after the date hereof; and (viii) any adjustment of Taxes of FTZ made by a Governmental Body in any examination that FTZ is required to report to the appropriate provincial, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid. No state of fact exists or has existed which would constitute ground for the assessment of any tax liability by any Governmental Body.

(b) No Adjustments, Changes. Neither FTZ nor any other Person on behalf of FTZ
(i) has executed or entered into a closing agreement pursuant to any tax law applicable to the activities of FTZ or any predecessor thereof or any similar provision of provincial, local or foreign law; or (ii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of provincial, local or foreign law.

(c) No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of or Tax Return filed or required to be filed by FTZ, nor is any such claim or dispute pending or contemplated. FTZ has made available to CNOA true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed or asserted against or agreed to by FTZ since January 1, 2004, and any and all correspondence with respect to the foregoing. FTZ does not have any outstanding closing agreement, ruling request, requests for consent to change a method of accounting, subpoena or request for information to or from a Governmental Body in connection with any Tax matter.

(d) No Tax Allocation, Sharing. FTZ is not a party to any Tax allocation or sharing agreement. Other than with respect to the Tax Group of which FTZ is the common parent, FTZ (i) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of provincial, local or foreign law), and (ii) does not have any liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of provincial, local or foreign law) as a transferee or successor, by contract or otherwise.

2.14  MATERIAL ASSETS.

The financial statements of FTZ reflect the material properties and assets (real and personal) owned or leased by FTZ.

2.15  INSURANCE COVERAGE.

FTZ has made available to CNOA, prior to the date of this Agreement, true, correct and complete copies of all insurance and general liability policies maintained by FTZ on its properties and assets, and all claims made under any such current or prior insurance policies. All of such policies (a) taken together, provide adequate insurance coverage for the properties, assets and operations of FTZ for all risks normally insured against by a Person carrying on the same business as FTZ, and (b) are sufficient for compliance with all applicable Laws and Material Contracts of FTZ. All of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 2.16, FTZ has not received and has no knowledge of (a) any refusal of coverage or any written notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication in writing or otherwise that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no, and FTZ and the Shareholders have no knowledge of any, circumstances or facts which, with or without notice of lapse of time or both would lead to any: (i) pending or threatened claims with respect to FTZ or their properties or assets under any such insurance policies; (ii) claims as to which the insurers have notified FTZ that they intend to deny liability; and (iii) existing defaults on the part of FTZ under any such insurance policies.

2.16  LITIGATION; ORDERS.

There is no Proceeding (whether federal, provincial, local or foreign) pending or, to the knowledge of FTZ, threatened or appealable against or affecting FTZ or any of its properties, assets, business or employees. To the knowledge of FTZ, there is no fact that might result in or form the basis for any such Proceeding. FTZ is not subject to any Orders and have not received any written opinion or memorandum or legal advice from their legal counsel to the effect that FTZ is exposed, from a legal standpoint, to any liability which would be material to its business. FTZ is not engaged in any legal action to recover monies due it or for damages sustained by any of them.

2.17  LICENSES.

Except as would not have a Material Adverse Effect on FTZ, FTZ possesses from the appropriate Governmental Body all licenses, permits, authorizations, approvals, franchises and rights that are necessary for it to engage in its business as currently conducted and to permit it to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "Permits"). Except as would not have a Material Adverse Effect, FTZ has not received any written notice from any Governmental Body or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for FTZ to engage in its business as currently conducted and to permit FTZ to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit. Neither FTZ nor the Shareholders has received any written notice from any Governmental Body or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Permit. All applications required to have been filed for the renewal of such Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Persons. All Permits are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

2.18  INTERESTED PARTY TRANSACTIONS.

No officer, director or shareholder of FTZ or any Affiliate, Related Person or "associate" (as such term is defined in Rule 405 of the SEC under the Securities
Act) of any such Person, either directly or indirectly, (1) has an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by FTZ, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish FTZ any goods or services; (2) has a beneficial interest in any contract or agreement to which FTZ is a party or by which it may be bound or affected; or (3) is a party to any material agreements, contracts or commitments in effect as of the date hereof with FTZ. "Related Person" means: (i) with respect to a particular individual, the individual's immediate family which shall include the individual's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law; and (ii) with respect to a specified individual or entity, any entity or individual that, directly or indirectly, controls, is controlled by, or is under common control with such specified entity or individual.

2.19  GOVERNMENTAL INQUIRIES.

FTZ has made available to CNOA a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by FTZ from (and the response of FTZ thereto), and each material written statement, report or other document filed by FTZ with, any Governmental Body since January 1, 2002.

2.20  BANK ACCOUNTS AND SAFE DEPOSIT BOXES.

Part 2.21 of the FTZ Disclosure Schedule discloses the title and number of each bank or other deposit or financial account, and each lock box and safety deposit box used by FTZ, the financial institution at which that account or box is maintained and the names of the persons authorized to draw against the account or otherwise have access to the account or box, as the case may be.

2.21  INTELLECTUAL PROPERTY.

Any Intellectual Property FTZ uses in its business as presently conducted is owned by FTZ or properly licensed.

2.22  STOCK OPTION PLANS; EMPLOYEE BENEFITS.

(a) FTZ does not have any stock option or similar plan requiring or providing for the grant by FTZ of stock options to directors, officers or employees.

(b) Except as set forth on Part 2.23 of the FTZ Disclosure Schedule, FTZ does not have any employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to FTZ. FTZ has no commitment, whether formal or informal and whether legally binding or not, to create any additional plan, arrangement or practice similar to the Approved Plans.

(c) The consummation of the transactions contemplated hereby will not result in
(i) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from FTZ or due to any Person, (ii) any increase in the amount of compensation or benefits payable to any Person or
(iii) any acceleration of the vesting or timing of payment of any compensation, award or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of FTZ in favor of any Person. No agreement, arrangement or other contract of FTZ provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of FTZ.

(d) FTZ is not a party to or bound by any written or oral agreement or understanding to employ, subsequent to the Closing, any of its respective present or former directors, officers, independent contractors, consultants, agents or employees.

2.23  EMPLOYEE MATTERS.

(a) No former or current employee of FTZ is a party to, or is otherwise bound by, any agreement or arrangement (including, without limitation, any confidentiality, non-competition or proprietary rights agreement) that in any way adversely affected, affects, or will affect (i) the performance of his, her or its duties to FTZ, or (ii) the ability of FTZ to conduct its business.

(b) None of FTZ's employees, directors, officers, consultants, independent contractors, representatives or agents has a contract of employment or engagement that cannot be terminated by less than three months' notice and the payment of less than three months' severance.

(c) FTZ is not required or obligated to pay, and since January 1, 2002, has not paid any moneys other than in respect of remuneration, pension or other benefits pursuant to plans described in Part 2.23 of the FTZ Disclosure Schedule, to or for the benefit of, any director, officer, employee, consultant, independent contractor, representative or agent of FTZ.

(d) FTZ is in compliance with all applicable laws respecting employment and employment practices, terms and conditions or employment and wages and hours, and is not engaged in any unfair labor practice. There is no labor strike, dispute, shutdown or stoppage actually pending or, to the knowledge of FTZ or the Shareholders, threatened against or affecting FTZ.

2.24  ENVIRONMENTAL AND SAFETY MATTERS.

Except as would not have a Material Adverse Effect on FTZ:

(a) FTZ has at all time been and is in compliance with all Environmental Laws and Orders applicable to FTZ.

(b) There are no Proceedings pending or, to the knowledge of FTZ or the Shareholders, threatened against FTZ alleging the violation of any Environmental Law or Environmental Permit applicable to FTZ or alleging that FTZ is a potentially responsible party for any environmental site contamination. None of FTZ or the Shareholders are aware of, or has ever received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

(c) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Body or third Persons under any Environmental Laws applicable to FTZ.

2.25  MATERIAL CUSTOMERS.

Since June 30, 2008, none of the Material Customers (as hereinafter defined) of FTZ has notified any of FTZ or the Shareholders of their intent to terminate their business with FTZ because of any dissatisfaction on the part of any such person or entity. The transaction contemplated by this Agreement has not caused any of the Material Customers of FTZ to terminate or provide notice of their intent or threaten to terminate their business with FTZ or to notify FTZ or the Shareholders of their intent not to continue to do such business with FTZ after the Closing. As used herein, "Material Customers" means those customers from whom FTZ derives annual revenues in excess of RMB 100,000.

2.26  INVENTORIES.

All inventories of FTZ are of good, usable and merchantable quality in all material respects, and, except as set forth in the FTZ Disclosure Schedule, do not include a material amount of obsolete or discontinued items. Except as set forth in the FTZ Disclosure Schedule, (a) all such inventories are of such quality as to meet in all material respects the quality control standards of FTZ, (b) all such inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP, and (c) no write-down in inventory has been made or should have been made pursuant to GAAP during the past two years.

2.27  MONEY LAUNDERING LAWS.

The operations of FTZ are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the "Money Laundering Laws") and no Proceeding involving FTZ with respect to the Money Laundering Laws is pending or, to the knowledge of FTZ, threatened.

2.28  TITLE.

Except as set forth on Schedule III, each Shareholder owns outright and has good, valid and marketable title to all of the Purchased Shares, free and clear of all Encumbrances, other than any Permitted Encumbrances. There are no outstanding options or commitments to which any Shareholder or FTZ is a party which relate to the Purchased Shares or the sale by any of them of the Purchased Shares.

2.29  DISCLOSURE.

(a) Any information set forth in this Agreement, the FTZ Disclosure Schedule, or the Transactional Documents shall be true, correct and complete in all material respects as of the date hereof and as of the Closing Date.

(b) No statement, representation or warranty of FTZ or the Shareholders in this Agreement (taken with the Schedules) or the Transactional Documents or any exhibits or schedules thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading.

(c) Except as set forth in the FTZ Disclosure Schedule, the Shareholders and FTZ have no knowledge of any fact that has specific application to FTZ (other than general economic or industry conditions) and that adversely affects the assets or the business, prospects, financial condition, or results of operations of FTZ.

(d) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the Schedules shall control.

(e) The books of account, minute books and stock record books of FTZ, all of which have been made available to CNOA, are complete and accurate and have been maintained in accordance with sound business practices. Without limiting the generality of the foregoing, the minute books of FTZ contain complete and accurate records of all meetings held, and corporate action taken, by the shareholders, the boards of directors, and committees of the boards of directors of FTZ, as applicable, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

2.30  Financial Statements.

Correct and complete copies of the audited Balance Sheets and Income Statements of FTZ as and for each of the two most recent fiscal years (collectively, the "Year-End Financials"), and an unaudited balance sheet and income statement of FTZ, as of, and for the period ended, June 30, 2008 (the "Stub Financials" and collectively with the Year-End Financials, the "Financial Statements") have been made available to the Buyer. June 30, 2008 is referred to herein as the "Balance Sheet Date." The Financial Statements: (i) are consistent in all material respects with the books and records of FTZ; (ii) have been prepared in accordance with GAAP on a basis consistent with that of the preceding accounting periods; (iii) reflect and provide adequate reserves and disclosures in respect of all liabilities of FTZ, including all contingent liabilities, as of the respective dates of the Financial Statements; and (iv) present fairly in all material respects the financial position of FTZ at such dates and the results of operations and cash flows of FTZ for the periods then ended, except that the Stub Financials do not reflect the impact of normal recurring year-end adjustments, which adjustments would not have a material impact on the financial results reflected in the Stub Financials. The books of account and other financial and corporate records of each of the Companies are in all material respects complete, correct and up to date, with all necessary signatures.

                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF CNOA

CNOA hereby represents and warrants to the Shareholders as of the date hereof:

3.1   ORGANIZATION; GOOD STANDING.

CNOA is duly incorporated, validly existing and in good standing existing under the laws of Florida, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement and to carry out the provisions hereof except where the failure to be in good standing or to have such governmental licenses, authorizations, consents and approvals will not, in the aggregate, either (i) have a Material Adverse Effect on the business, assets or financial condition of CNOA, or (ii) impair the ability of CNOA to perform its material obligations under this Agreement. CNOA is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased requires such qualification, licensing or domestication, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect on CNOA.

3.3   AUTHORITY; BINDING NATURE OF AGREEMENTS.

(a) The execution, delivery and performance of this Agreement, the Transactional Documents, and all other agreements and instruments contemplated to be executed and delivered by CNOA in connection herewith have been duly authorized by all necessary corporate action on the part of CNOA and its board of directors.

(b) This Agreement, the Transactional Documents, and all other agreements and instruments contemplated to be executed and delivered by CNOA constitute the legal, valid and binding obligation of CNOA, enforceable against CNOA in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, Exchange, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

(c) There is no pending Proceeding, and, to CNOA's knowledge, no Person has threatened to commence any Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Purchase or CNOA's ability to comply with or perform its obligations and covenants under the Transactional Documents, and, to the knowledge of CNOA, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

3.4   NON-CONTRAVENTION; CONSENTS.

The execution and delivery of this Agreement and the other Transactional Documents, and the consummation of the Purchase, by CNOA will not, directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a material violation of (i) CNOA's Certificate of Incorporation or Bylaws, or (ii) any resolution adopted by CNOA Board or any committee thereof or the stockholders of CNOA;

(b) to the knowledge of CNOA, contravene, conflict with or result in a material violation of, or give any Governmental Body the right to challenge the Exchange or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which CNOA or any material assets owned or used by it are subject;

(c) to the knowledge of CNOA, cause any material assets owned or used by CNOA to be reassessed or revalued by any taxing authority or other Governmental Body;

(d) to the knowledge of CNOA, contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by CNOA or that otherwise relates to CNOA's business or to any of the material assets owned or used by CNOA, where such contraventions, conflict, violation, revocation, withdrawal, suspension, cancellation, termination or modification would have a Material Adverse Effect on CNOA;

(e) contravene, conflict with or result in a material violation or material breach of, or material default under, any Contract to which CNOA is a party;

(f) give any Person the right to any payment by CNOA or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of CNOA in favor of any Person, in any such case as a result of the Purchase; or

(g) result in the imposition or creation of any material Lien upon or with respect to any material asset owned or used by CNOA.

Except for Consents, filings or notices required under the state and federal securities laws or any other laws or regulations or as otherwise contemplated in this Agreement and the other Transactional Documents, CNOA will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the other Transactional Documents or the consummation or performance of the Exchange.

3.5   FINDERS AND BROKERS.

(a) Neither CNOA nor any Person acting on behalf of CNOA has engaged any finder, broker, intermediary or any similar Person in connection with the Purchase.

(b) CNOA has not entered into a contract or other agreement that provides that a fee shall be paid to any Person or Entity if the Purchase is consummated.

                                   ARTICLE IV.
                      COVENANTS OF THE SHAREHOLDERS AND FTZ

4.1   ACCESS AND INVESTIGATION.

Each of the Shareholders and FTZ shall ensure that, at all times during the Pre-Closing Period:

(a) FTZ and their Representatives will provide CNOA and its Representatives access, at reasonable times and with twenty-four (24) hours notice from CNOA to FTZ, to all of the premises and assets of FTZ, to all existing books, records, Tax Returns, work papers and other documents and information relating to FTZ, and to responsible officers and employees of FTZ, and FTZ and its Representatives provide CNOA and its Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to FTZ as CNOA may request in good faith;

(b) Each of FTZ and their Representatives confer regularly with CNOA upon its request, concerning operational matters and otherwise report regularly (not less than semi-monthly and as CNOA may otherwise request) to CNOA and discuss with CNOA and its Representatives concerning the status of the business, condition, assets, liabilities, operations, and financial performance of FTZ, and promptly notify CNOA of any material change in the business, condition, assets, liabilities, operations, and financial performance of FTZ, or any event reasonably likely to lead to any such change.

4.2   OPERATION OF BUSINESS.

Each of the Shareholders and FTZ shall ensure that, during the Pre-Closing
Period:

(a) FTZ conducts its operations in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

(b) FTZ uses its commercially reasonable efforts to preserve intact its current business organization, keep available and not terminate the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with FTZ;

(c) FTZ does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, and does not repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities;

(d) FTZ does not sell or otherwise issue (or grant any warrants, options or other rights to purchase) any shares of capital stock or any other securities;

(e) FTZ does not amend its Articles of Incorporation, Bylaws or other Organizational Documents, and does not effect or become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(f) FTZ does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

(g) FTZ does not establish or adopt any Employee Benefit Plan, and does not pay any bonus or make any profit sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

(h) FTZ does not change any of its methods of accounting or accounting practices in any respect;

(i) FTZ does not make any Tax election;

(j) FTZ does not commence or take any action or fail to take any action which would result in the commencement of any Proceeding;

(k) FTZ does not (i) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets, other than in the Ordinary Course of Business; (ii) incur, assume or prepay any indebtedness, Indebtedness or obligation or any other liabilities or issue any debt securities, other than in the Ordinary Course of Business; (iii) assume, guarantee, endorse for the obligations of any other person, other than in the Ordinary Course of Business;
(iv) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the Ordinary Course of Business; or (v) fail to maintain insurance consistent with past practices for its business and property;

(l) FTZ pays all debts and Taxes, files all of its Tax Returns (as provided herein) and pays or performs all other obligations, when due;

(m) FTZ does not enter into or amend any agreements pursuant to which any other Person is granted distribution, marketing or other rights of any type or scope with respect to any of its services, products or technology;

(n) FTZ does not hire any new officer-level employee;

(o) FTZ does not revalue any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable, except as required under GAAP and in the Ordinary Course of Business;

(p) Except as otherwise contemplated hereunder, FTZ does not enter into any transaction or take any other action outside the Ordinary Course of Business; and

(q) FTZ does not enter into any transaction or take any other action that likely would cause or constitute a Breach of any representation or warranty made by it in this Agreement.

4.3   FILINGS AND CONSENTS; COOPERATION.

Each of the Shareholders and FTZ shall ensure that:

(a) Each filing or notice required to be made or given (pursuant to any applicable Law, Order or contract, or otherwise) by FTZ or the Shareholders in connection with the execution and delivery of any of the Transactional Documents, or in connection with the consummation or performance of the Purchase, is made or given as soon as possible after the date of this Agreement;

(b) Each Consent required to be obtained (pursuant to any applicable Law, Order or contract, or otherwise) by FTZ or the Shareholders in connection with the execution and delivery of any of the Transactional Documents, or in connection with the consummation or performance of the Purchase, is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

(c) There is promptly delivered to CNOA a copy of each filing made, each notice given and each Consent obtained by FTZ during the Pre-Closing Period; and

(d) During the Pre-Closing Period, FTZ and its Representatives cooperate with CNOA and CNOA's Representatives, and prepare and make available such documents and take such other actions as CNOA may request in good faith, in connection with any filing, notice or Consent that CNOA is required or elects to make, give or obtain.

4.4   NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULES.

(a) During the Pre-Closing Period, FTZ shall promptly notify CNOA in writing of:

      (i) the discovery by it or any Shareholder of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement which is contrary to any representation or warranty made by it in this Agreement, or that would upon the giving of notice or lapse of time, cause any of the representations and warranties set forth in this Agreement to become untrue or otherwise cause any of the conditions of Closing set forth in Article VI or Article VII not to be satisfied;

      (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement (except as a result of actions taken pursuant to the express written consent of CNOA) and that is contrary to any representation or warranty made in this Agreement, or that would upon the giving of notice or lapse of time, cause any of the representations and warranties set forth in this Agreement to become untrue or otherwise cause any of the conditions of Closing set forth in Article VI or Article VII not to be satisfied;

(b) The occurrence of any event, condition, fact or circumstances that is required to be disclosed pursuant to Section 4.4(a) or that otherwise requires any material change in the FTZ Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the FTZ Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstances, then FTZ, as applicable, shall promptly deliver to CNOA an update to the FTZ Disclosure Schedule specifying such change (a "Disclosure Schedule Update").

(c) FTZ will promptly update any relevant and material information provided to CNOA after the date hereof pursuant to the terms of this Agreement.

4.5   CONFIDENTIALITY; PUBLICITY.

Each of the Shareholders and FTZ shall ensure that:

(a) FTZ and its Representatives keep strictly confidential the existence and terms of this Agreement prior to the issuance or dissemination of any mutually agreed upon press release or other disclosure of the Purchase; and

(b) neither FTZ nor any of its Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of its suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Purchase; except in each case to the extent that it is required by law to make any such disclosure regarding such transactions or as separately agreed by the parties; provided, however, that if it is required by law to make any such disclosure, FTZ advises CNOA, at least five business days before making such disclosure, of the nature and content of the intended disclosure.

4.6   FILINGS WITH THE SECURITIES AND EXCHNAGE COMMISSION.

From and after the Closing date each of the Shareholders and FTZ shall cooperate with the Buyer and provide such information and assistance as may be necessary for the Buyer to complete such filings as may be required to be made with the United States Securities Exchange Commission to reflect the consummation of the transaction contemplated hereby.

4.7   STRUCTURING.

If, in order to obtain the substance of the Transaction contemplated hereby and simultaneously comply with the laws of any governmental authority having jurisdiction over the parties hereto, it is necessary to restructure the form of the transaction contemplated hereby, for example by reincorporating FTZ in another jurisdiction or transferring the Shares to be acquired by CNOA to an entity outside of the PRC, each of the Parties shall execute such documents and take such actions as may be reasonably requested by any other Party hereto.

                                   ARTICLE V.
                                COVENANTS OF CNOA

5.1   NOTIFICATION.

During the Pre-Closing Period, CNOA shall promptly notify FTZ in writing of:

(a) the discovery by CNOA of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement which is contrary to any representation or warranty made by CNOA in this Agreement; and,

(b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement (except as a result of actions taken pursuant to the written consent of FTZ) and that is contrary to any representation or warranty made by CNOA in this Agreement;

5.2 FILINGS AND CONSENTS; COOPERATION.

CNOA shall ensure that:

(a) Each filing or notice required to be made or given (pursuant to any applicable Law, Order or contract, or otherwise) by CNOA in connection with the execution and delivery of any of the Transactional Documents, or in connection with the consummation or performance of the Purchase, is made or given as soon as possible after the date of this Agreement;

(b) Each Consent required to be obtained (pursuant to any applicable Law, Order or contract, or otherwise) by CNOA in connection with the execution and delivery of any of the Transactional Documents, or in connection with the consummation or performance of the Purchase, is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

(c) CNOA promptly delivers to FTZ a copy of each filing made, each notice given and each Consent obtained by CNOA during the Pre-Closing Period; and

(d) During the Pre-Closing Period, CNOA and its Representatives cooperate with XGN and its Representatives, and prepare and make available such documents and take such other actions as FTZ may request in good faith, in connection with any filing, notice or Consent that FTZ is required or elects to make, give or obtain.

5.3   DISCLOSURE OF CONFIDENTIAL INFORMATION.

(a) Each of CNOA, FTZ and the Shareholders acknowledges and agrees that it may receive Confidential Information in connection with this Transaction including without limitation, the FTZ Disclosure Schedule and any information disclosed during the due diligence process, the public disclosure of which will harm the disclosing party's business. The Receiving Party may use Confidential Information only in connection with the Transaction. The results of the due diligence review may not be used for any other purpose other than in connection with the Transaction. Except as expressly provided in this Agreement, the Receiving Party shall not disclose Confidential Information to anyone without the Disclosing Party's prior written consent. The Receiving Party shall take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature. The Receiving Party shall not export any Confidential Information in any manner contrary to the export regulations of the governmental jurisdiction to which it is subject.

(b) The Receiving Party may disclose Confidential Information as required to comply with binding orders of governmental entities that have jurisdiction over it, provided that the Receiving Party (i) gives the Disclosing Party reasonable notice (to the extent permitted by law) to allow the Disclosing Party to seek a protective order or other appropriate remedy, (ii) discloses only such information as is required by the governmental entity, and (iii) uses commercially reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed.

(c) All Confidential Information shall remain the exclusive property of the Disclosing Party. The Disclosing Party's disclosure of Confidential Information shall not constitute an express or implied grant to the Receiving Party of any rights to or under the Disclosing Party's patents, copyrights, trade secrets, trademarks or other intellectual property rights.

(d) The Receiving Party shall notify the Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this Agreement by the Receiving Party. The Receiving Party shall cooperate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of such Confidential Information and prevent its further unauthorized use.

(e) The Receiving Party shall return or destroy all tangible materials embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information) promptly following the Disclosing Party's written request; provided, however, that, subject to the provisions of this Agreement, the Receiving Party may retain one copy of such materials in the confidential, restricted access files of its legal department for use only in the event a dispute arises between the parties related to the Transaction and only in connection with that dispute. At the Disclosing Party's option, the Receiving Party shall provide written certification of its compliance with this Section.

5.5   INDEMNIFICATION.

(a) Each of FTZ and the Shareholders, jointly and severally, each shall defend, indemnify and hold harmless CNOA, and their respective employees, officers, directors, stockholders, controlling persons, affiliates, agents, successors and assigns (collectively, the "CNOA Indemnified Persons"), and shall reimburse the CNOA Indemnified Person, for, from and against any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), directly or indirectly, relating to, resulting from or arising out of:

(i) any untrue representations, misrepresentations or breach of warranty by or of FTZ or the Shareholders contained in or pursuant to this Agreement, and the FTZ Disclosure Schedule;

(ii) any breach or nonfulfillment of any covenant, agreement or other obligation by or of FTZ or the Shareholders (only to the extent made or occurring prior to or at the Closing) contained in or pursuant to this Agreement, the Transactional Documents executed by FTZ or any of the Shareholders in their individual capacity, the FTZ Disclosure Schedule, or any of the other agreements, documents, schedules or exhibits to be entered into by FTZ or any of the Shareholders in their individual capacity pursuant to or in connection with this Agreement;

(iii) all of Pre-Closing liabilities of FTZ or the Shareholders; and

(iv) any liability, claim, action or proceeding of any kind whatsoever, whether instituted or commenced prior to or after the Closing Date, which directly or indirectly relates to, arises or results from, or occurs in connection with facts or circumstances relating to the conduct of business of FTZ, or the assets of FTZ, or events or circumstances existing on or prior to the Closing Date.

(b) CNOA shall defend, indemnify and hold harmless FTZ and its respective affiliates, agents, successors and assigns (collectively, the "FTZ Indemnified Persons"), and shall reimburse the FTZ Indemnified Persons, for, from and against any Damages, directly or indirectly, relating to, resulting from or arising out of:

(i) any untrue representation, misrepresentation or breach of warranty by or of CNOA contained in or pursuant to this Agreement;

(ii) any breach or nonfulfillment of any covenant, agreement or other obligations by or of CNOA contained in or pursuant to this Agreement, the Transactional Documents or any other agreements, documents, schedules or exhibits to be entered into or delivered to pursuant to or in connection with this Agreement.

(c) Promptly after receipt by an indemnified Party under Section 5.5 of this Agreement of notice of a claim against it ("Claim"), such indemnified Party shall, if a claim is to be made against an indemnifying Party under such Section, give notice to the indemnifying Party of such Claim, but the failure to so notify the indemnifying Party will not relieve the indemnifying Party of any liability that it may have to any indemnified Party, except to the extent that the indemnifying Party demonstrates that the defense of such action is prejudiced by the indemnified Party's failure to give such notice.

(d) A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

                                   ARTICLE VI.
                           CLOSING CONDITIONS OF CNOA

CNOA's obligations to effect the Closing and consummate the Purchase are subject to the satisfaction of each of the following conditions:

6.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES.

The representations and warranties of FTZ and the Shareholders in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing. FTZ and the Shareholders shall have performed all obligations in this Agreement required to be performed or observed by them on or prior to the Closing.

6.2   ADDITIONAL CONDITIONS TO CLOSING.

(a) All necessary approvals under federal and state securities laws and other authorizations relating to the issuance of the Acquisition Shares and the transfer of the Shares shall have been received.

(b) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Purchase shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Purchase. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Body which are necessary for the consummation of the Purchase, other than those the failure to obtain which would not materially adversely affect the consummation of the Purchase or in the aggregate have a material adverse effect on CNOA and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

(c) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Purchase, by any Governmental Body which, in connection with the grant of a Requisite Regulatory Approval, imposes any material condition or material restriction upon CNOA or its subsidiaries or FTZ, including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the Purchase as to render inadvisable the consummation of the Purchase.

6.3   PERFORMANCE OF AGREEMENTS.

FTZ or the Shareholders, as the case may be, shall have executed and delivered each of the agreements, instruments and documents required to be executed and delivered, and performed all actions required to be performed by FTZ or any of the Shareholders, as the case may be, pursuant to this Agreement, except as CNOA has otherwise consented in writing.

6.4   CONSENTS.

Each of the Consents identified or required to have been identified in the FTZ Disclosure Schedule shall have been obtained and shall be in full force and effect, other than those Consents, which have been expressly waived by CNOA.

6.5   NO MATERIAL ADVERSE CHANGE AND SATISFACTORY DUE DILIGENCE.

There shall not have been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of FTZ since the date of this Agreement as determined by CNOA in its discretion. CNOA shall be satisfied in all respects with the results of its due diligence review of FTZ.

6.6   FTZ CLOSING CERTIFICATES.

In addition to the documents required to be received under this Agreement, CNOA shall also have received the following documents:

(a) copies of resolutions of FTZ , certified by a Secretary, Assistant Secretary or other appropriate officer of FTZ, authorizing the execution, delivery and performance of this Agreement and other Transactional Documents;

(b) good standing certificate from China of FTZ; and

(c) such other documents as CNOA may request in good faith for the purpose of
(i) evidencing the accuracy of any representation or warranty made by FTZ, (ii) evidencing the compliance by FTZ, or the performance by FTZ of, any covenant or obligation set forth in this Agreement or any of the other Transactional Documents, (iii) evidencing the satisfaction of any condition set forth in
Article VII or this Article VI, or (iv) otherwise facilitating the consummation or performance of the Purchase.

6.7   TRANSACTIONAL DOCUMENTS.

Each Person (other than CNOA) shall have executed and delivered prior to or on the Closing Date all Transactional Documents to which it is to be a party.

6.8   RESIGNATION OF DIRECTORS AND OFFICERS.

CNOA shall have received a written resignation from each of the directors and officers, if any, of FTZ effective as of the Closing.

6.9   DELIVERY OF STOCK CERTIFICATES, MINUTE BOOK AND CORPORATE SEAL.

The Shareholders shall have delivered to CNOA the stock books, stock ledgers, minute books and corporate seals of FTZ.

6.10  TITLE.

Except as set forth on Schedule III, each Shareholder owns outright and has good, valid and marketable title to all of the Purchased Shares, free and clear of all Encumbrances, other than any Permitted Encumbrances. There are no outstanding options or commitments to which any Shareholder or FTZ is a party which relate to the Purchased Shares or the sale by any of them of the Purchased Shares.

                                  ARTICLE VII.
                                   TERMINATION

7.1   TERMINATION.

This Agreement may be renegotiated or terminated and the Purchase abandoned at any time prior to the Closing Date:

(a) by mutual written consent of CNOA, FTZ, and the Shareholders;

(b) by CNOA if it is not satisfied with the results of its due diligence of FTZ for any reason;

(c) by CNOA if (i) there is a material Breach of any covenant or obligation of FTZ or the Shareholders; provided however, that if such Breach or Breaches are capable of being cured prior to the Closing Date, such Breach or Breaches shall not have been cured within 10 days of delivery of the written notice of such Breach, or (ii) CNOA reasonably determines that the timely satisfaction of any condition set forth in Article VI has become impossible or impractical (other than as a result of any failure on the part of CNOA to comply with or perform its covenants and obligations under this Agreement or any of the other Transactional Documents);

(d) by FTZ if (i) there is a material Breach of any covenant or obligation of CNOA; provided however, that if such Breach or Breaches are capable of being cured prior to the Closing Date, such Breach or Breaches shall not have been cured within 10 days of delivery of the written notice of such Breach, or (ii) FTZ reasonably determines that the timely satisfaction of any condition set forth in Article VII has become impossible or impractical (other than as a result of any failure on the part of FTZ or any Shareholder to comply with or perform any covenant or obligation set forth in this Agreement or any of the other Transactional Documents);

(e) by CNOA if the Closing has not taken place on or before October 31 , 2008 (except if as a result of any failure on the part of CNOA to comply with or perform its covenants and obligations under this Agreement or in any other Transactional Agreement);

(f) by FTZ if the Closing has not taken place on or before October 31, 2008 (except if as a result of the failure on the part of FTZ or the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other Transactional Agreement);

(g) by any of CNOA, on the one hand or FTZ, on the other hand, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Purchase and such order, decree, ruling or any other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (g) shall have used all commercially reasonable efforts to remove such order, decree or ruling; or

(h) The parties hereby agree and acknowledge that a breach of the provisions of Sections 4.1, 4.2, 4.3, 4.4 and 4.6 are, without limitation, material Breaches of this Agreement.

7.2   TERMINATION PROCEDURES.

If CNOA wishes to terminate this Agreement pursuant to Section 9.1, CNOA shall deliver to the Shareholders, FTZ a written notice stating that CNOA is terminating this Agreement and setting forth a brief description of the basis on which CNOA is terminating this Agreement. If FTZ wishes to terminate this Agreement pursuant to Section 9.1, FTZ, as applicable, shall deliver to CNOA a written notice stating that FTZ is terminating this Agreement and setting forth a brief description of the basis on which FTZ is terminating this Agreement.

7.3   EFFECT OF TERMINATION.

In the event of termination of this Agreement as provided above, this Agreement shall forthwith have no further effect. Except for a termination resulting from a Breach by a party to this Agreement, there shall be no liability or obligation on the part of any party hereto. In the event of a breach, the remedies of the non-breaching party shall be to seek damages from the breaching party or to obtain an order for specific performance, in addition to or in lieu of other remedies provided herein. Upon request after termination, each party will redeliver or, at the option of the party receiving such request, destroy all reports, work papers and other material of any other party relating to the Purchase, whether obtained before or after the execution hereof, to the party furnishing same; provided, however, that FTZ and the Shareholders shall, in all events, remain bound by and continue to be subject to Section 4.6 and all parties shall in all events remain bound by and continue to be subject to
Section 5.4 and 5.5.

Notwithstanding the above, both CNOA, on the one hand, and FTZ and the Shareholders, on the other hand, shall be entitled to announce the termination of this Agreement by means of a mutually acceptable press release.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

8.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All representations and warranties of XGN and the Shareholders in this Agreement and the FTZ Disclosure Schedule shall survive shall survive indefinitely. The right to indemnification, reimbursement or other remedy based on such representations and warranties will not be affected by any investigation conducted by the parties.

8.2   EXPENSES.

Except as otherwise set forth herein, each of the parties to the Purchase shall bear its own expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

8.3   ENTIRE AGREEMENT.

This Agreement and the other Transactional Documents contain the entire agreement of the parties hereto, and supersede any prior written or oral agreements between them concerning the subject matter contained herein, or therein. There are no representations, agreements, arrangements or understandings, oral or written, between the parties to this Agreement, relating to the subject matter contained in this Agreement and the other Transactional Documents, which are not fully expressed herein or therein. The schedules and each exhibit attached to this Agreement or delivered pursuant to this Agreement are incorporated herein by this reference and constitute a part of this Agreement.

8.4   COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

8.5   DESCRIPTIVE HEADINGS.

The Article and Section headings in this Agreement are for convenience only and shall not affect the meanings or construction of any provision of this Agreement.

8.6   NOTICES.

Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given on the earlier to occur of the date of personal delivery, the date of receipt or three (3) days after posting by overnight courier or registered or certified mail, postage prepaid, addressed as follows:

                        c/o Jilin Province Songyuan City Ermapao Green Rice
If to CNOA,             Limited, East Ping Feng Xiang Zheng Fu, Qian Guo
                        District, Songyuan City, Jilin Province, P.R. China.
                        131108Attention: President

If to either of
the Share-              Dalian Huiming Industry Ltd
holders or FTZ:
                        Dalian Baoshui District Far East Plaza #710

                        Attention: President

Or to such address or addresses as a party shall have previously designated by notice to the sender given in accordance with this section.

8.7   CHOICE OF LAW.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to choice of law principles. The parties hereto each consent to the non-exclusive jurisdiction of the courts of the state of New York, county of New York and to the federal courts located in the county of New York, State of New York.

8.8   BINDING EFFECT; BENEFITS.

This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties or their respective successors and permitted assigns, the Shareholders and other Persons expressly referred to herein, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.9   ASSIGNABILITY.

Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party without the prior written consent of the other parties and any attempted assignment without such consent shall be void.

8.10  WAIVER AND AMENDMENT.

Any term or provision of this Agreement may be waived at any time by the party, which is entitled to the benefits thereof. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The parties may, by mutual agreement in writing, amend this Agreement in any respect. FTZ and the Shareholders hereby acknowledge their intent that this Agreement includes as a party any holder of capital stock in FTZ at the time of Closing. CNOA, FTZ, and the Shareholders therefore agree that this Agreement may be amended, without the further consent of any party to this Agreement, (i) to add as a new Shareholder any existing shareholder of FTZ and
(ii) to modify Schedule 1 to reflect the addition of such shareholder.

8.11  ATTORNEYS' FEES.

In the event of any action or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' and experts' fees and costs, in addition to such other relief as may be granted.

8.12  SEVERABILITY.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.13  CONSTRUCTION.

In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has or has had the opportunity to consult independent legal counsel regarding the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                                            CHINA ORGANIC AGRICULTURE, INC.

                                            By: /s/
                                                --------------------------------
                                                Name: Jinsong Li
                                                Title: CEO


                                            DALIAN F.T.Z. HUIMING TRADE CO., LTD

                                            By: /s/
                                                --------------------------------
                                                Name: Peng Huang
                                                Title:


                                                /s/
                                                --------------------------------
                                                Name: Xinbo Huang
                                                Title:


                                                Shareholders:


                                                Peng Huang


                                                Xinbo Hunag


                                                Reilong Group

                                    EXHIBIT A
                               CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

"Agreement" shall mean the Share Purchase Agreement to which this Exhibit A is attached (including all Disclosure Schedules and all Exhibits), as it may be amended from time to time.

"Approved Plans" shall mean a stock option or similar plan for the benefit of employees or others, which has been approved by the shareholders of FTZ.

"Breach" There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision.

"Certificates" shall have the meaning specified in Section 1.3 of the Agreement.

"Closing" shall have the meaning specified in Section 1.5 of the Agreement.

"Closing Date" shall have the meaning specified in Section 1.5 of the Agreement.

"Code" shall mean the Internal Revenue Code of 1986, as amended, or the comparable tax code applicable to FTZ in those countries in which it is subject to taxation.

"Confidential Information" shall mean all nonpublic information disclosed by one party or its agents (the "Disclosing Party") to the other party or its agents (the "Receiving Party") that is designated as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential. Confidential Information includes, without limitation (i) nonpublic information relating to the Disclosing Party's technology, customers, vendors, suppliers, business plans, intellectual property, promotional and marketing activities, finances, agreements, transactions, financial information and other business affairs, and
(ii) third-party information that the Disclosing Party is obligated to keep confidential. Confidential Information does not include any information that (i) is or becomes publicly available without breach of this Agreement, (ii) can be shown by documentation to have been known to the Receiving Party at the time of its receipt from the Disclosing Party, (iii) is received from a third party who, to the knowledge of the Receiving Party, did not acquire or disclose such information by a wrongful or tortuous act, or (iv) can be shown by documentation to have been independently developed by the Receiving Party without reference to any Confidential Information.

"Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

"Disclosure Schedule Update" shall have the meaning specified in Section 4.4 of the Agreement.

"CNOA" shall have the meaning specified in the first paragraph of the Agreement.

"CNOA Common Stock" shall mean the shares of common stock of CNOA.

"CNOA SEC Reports" shall have the meaning specified in Section 4.6 of the Agreement.

"Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

"Environmental Laws" shall mean any Law or other requirement relating to the protection of the environment, health, or safety from the release or disposal of hazardous materials.

"Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

"Equity Security" shall mean any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"FTZ" shall have the meaning specified in the first paragraph of the Agreement

"FTZ Balance Sheet" shall mean FTZ's audited balance sheet at December 31, 2006 and December 31, 2007.

"FTZ Disclosure Schedule" shall have the meaning specified in introduction to
Article II of the Agreement.

"GAAP" shall mean Generally Accepted Accounting Principles, applied on a consistent basis.

"Governmental Authorization" shall mean any:

(a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or

(b) right under any contract with any Governmental Body.

"Governmental Body" shall mean any:

(a) nation, principality, state, federation, commonwealth, province, territory, county, municipality, district or other jurisdiction, national or local, of any nature;

(b) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); or

(c) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature, including any court, arbitrator, administrative agency or commissioner, or other governmental authority or instrumentality.

"Indebtedness" shall mean any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

"Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

"Knowledge" A corporation shall be deemed to have "knowledge" of a particular fact or matter only if a director or officer of such corporation has, had or should have had knowledge of such fact or matter.

"Laws" means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

"Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge, right of first refusal, encumbrance or other adverse claim or interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

"Material Adverse Effect" means any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the affected party, in each case taken as a whole or (b) materially impair the ability of the affected party to perform its obligations under this Agreement and the Transactional Documents, excluding any change, effect or circumstance resulting from (i) the announcement, tendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the affected party operates.

"Material Contract" means any and all agreements, contracts, arrangements, understandings, leases, commitments or otherwise, providing for potential payments by or to the company in excess of $10,000, and the amendments, supplements and modifications thereto.

"Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Body.

"Ordinary Course of Business" shall mean an action taken by FTZ if (i) such action is taken in normal operation, consistent with past practices, (ii) such action is not required to be authorized by the Shareholders, Board of Directors or any committee of the Board of the Directors or other governing body of FTZ and (iii) does not require any separate or special authorization or consent of any nature by any Governmental Body or third party.

"Permitted Liens" shall mean (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; and (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

"Person" shall mean any individual, Entity or Governmental Body.

"Pre-Closing Period" shall mean the period commencing as of the date of the Agreement and ending on the Closing Date.

"Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation, commenced, brought, conducted or heard by or before, or otherwise has involved, any Governmental Body or any arbitrator or arbitration panel.

"Representatives" of a specified party shall mean officers, directors, employees, attorneys, accountants, advisors and representatives of such party, including, without limitation, all subsidiaries of such specified party, and all such Persons with respect to such subsidiaries. The Related Persons of FTZ shall be deemed to be "Representatives" of FTZ, as applicable.

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Taxes" shall mean all taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, imposed upon a Person by any Governmental Body including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and "Tax" means any of the foregoing Taxes.

"Tax Group" shall mean any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which FTZ is now or was formerly a member.

"Tax Return" shall mean any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Body with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Transactional Documents" shall mean (a) this Agreement and (b) any other and further documents the effectiveness or existence of which is required to allow the consummation of this Agreement and its subsequent performance by the Parties.

                                   SCHEDULE 1

                                FTZ Shareholders

       ---------------------------------------------------------------
            Shareholders Name         Ownership Percentage of FTZ
       ---------------------------------------------------------------
              Reilong Group                     49.5%
       ---------------------------------------------------------------
               Peng Huang                       46.7%
       ---------------------------------------------------------------
              Xinbao Huang                       3.9%
       ---------------------------------------------------------------

                                   SCHEDULE 2

                             FTZ Disclosure Schedule